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                                                                    EXHIBIT 10.1


                               AMENDMENT NO. 1 TO
                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made as of the 4th day of March, 1999, by and between Security Dynamics Technologies, Inc., a Delaware corporation ("Employer"), and Charles R. Stuckey, Jr. ("Employee").

         WHEREAS, Employer and Employee are parties to an Amended and Restated Employment Agreement, dated as of November 1, 1997 (the "Agreement"); and

         WHEREAS, Employer and Employee are desirous of continuing Employee's employment with Employer for the period, and on the terms and conditions, set forth in the Agreement, subject to the amendment set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and intending to be bound, the parties hereby agree that Section 3(a) of the Agreement is amended and restated in its entirety to read as follows:

         "(a) Employee will occupy the position of Chief Executive Officer of Employer. Employee will also be a member of the Employer's Board of Directors (the "Board of Directors"), subject to the terms of the Employer's Third Restated Certificate of Incorporation as amended from time to time. Any subsequent substantial diminution in the position, office or duties of Employee (other than any such diminution resulting from a Change in Control (as such term is defined in Section 12 hereof)) or material breach by the Employer of its obligations under this Agreement shall be deemed a termination of this Agreement other than "for cause" as defined in Section 9 hereof. Employee will report directly to the Board of Directors and shall have such duties and responsibilities as are set forth in the Employer's Amended and Restated By-Laws, as amended from time to time, which duties and responsibilities shall include, but not be limited to, overall management responsibility for the operations and administration of Employer as well as such other duties and responsibilities, consistent with Employee's position as Chief Executive Officer, as shall be defined by the Board of Directors."

         Except as amended hereby, the Agreement shall remain unchanged and shall remain in full force and effect. Capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Agreement.


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         IN WITNESS WHEREOF, this Amendment No. 1 to Amended and Restated
Employment Agreement is executed as of the date first above written.

                                           EMPLOYER:

                                           SECURITY DYNAMICS TECHNOLOGIES, INC.



                                           /s/ Joseph B. Lassiter, III
                                           -------------------------------------
                                           Joseph B. Lassiter, III
                                           Director and Chairman of the
                                           Compensation Committee of the
                                           Board of Directors


                                           EMPLOYEE:



                                           /s/ Charles R. Stuckey, Jr.
                                           -------------------------------------
                                           Charles R. Stuckey, Jr.